Exhibit 10.l

                                    AGREEMENT

AGREEMENT made and entered into this the 24th day of February, 2002, between ATRION CORPORATION, a Delaware corporation (the "Company") and EMILE A. BATTAT, a resident of the State of Connecticut ("Battat").

                                R E C I T A L S:

WHEREAS, in 1999 the Company adopted an Incentive Compensation Plan for Chief Executive Officer (the "Plan") for the purpose of securing the continuing services of Battat as Chief Executive Officer of the Company and to provide an opportunity for Battat to receive incentive compensation tied to the enhancement of shareholder value;

WHEREAS, the financial reporting for the Plan would be different than that anticipated by the Company at the time of its adoption;

WHEREAS, in light of such difference in financial reporting for the Plan, the Company and Battat desire that neither party hereto have any rights or obligations in or under the Plan; and

WHEREAS, the Board of Directors of the Company has approved nullification of the Plan, subject to Battat's release of all of his rights under the Plan, including any benefits and payments that he may now or in the future be entitled to thereunder.

NOW, THEREFORE, in consideration of the Company's payment of Ten and 00/100 Dollars ($10.00) to Battat, receipt of which is hereby acknowledged, and of the premises, mutual covenants, and releases contained herein, the parties hereby agree as follows:

1. Nullification and Release. The Company and Battat hereby agree that effective December 31, 2001 the Plan is null and void and is of no further force or effect and that neither party shall have any rights or obligations under the Plan. Battat hereby relinquishes all of his rights under the Plan, including any benefits or payments that he may now or in the future be entitled to thereunder, and he hereby releases, acquits, and discharges forever the Company, its subsidiaries and their respective past and present officers, directors, shareholders, agents, servants, employees, attorneys, affiliates, successors, and assigns of and from any and all claims, demands, actions, causes of action, suits, and liabilities of every kind, character, and description, either direct or consequential, past, present or future, and whether known or unknown, at law, in equity, or otherwise, arising out of or related to the Plan or the nullification thereof.

2. Arbitration. Any claim or controversy arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.


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4.  Construction.  The parties  hereto  acknowledge  that the Agreement has been jointly negotiated and drafted. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against either of the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to conflict-of-laws principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

5. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which shall be deemed to be one and the same instrument.

6. Agreement Under Seal. The parties hereto intend for this Agreement to be an instrument under seal.

7. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has hereunto set its or his hand and seal on the date first above written.


                                                   ATRION CORPORATION (SEAL)


                                                   By:/s/ Jeffery Strickland
                                                   -----------------------------
                                                   Vice President and Chief
                                                   Financial Officer, Secretary
                                                   and Treasurer


                                                   /s/ Emile A. Battat    (SEAL)
                                                   -----------------------------
                                                   EMILE A. BATTAT


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